UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2025

HILLENBRAND, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-33794	26-1342272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville,	Indiana	47006
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (812) 931-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 17, 2025 (the “Effective Date”), Hillenbrand, Inc. (the “Company”) completed an amendment (the “L/G Facility Amendment”) to its €325,000,000 Syndicated L/G Facility Agreement, dated as of June 21, 2022 (as amended or modified prior to the Effective Date, the “Existing L/G Facility Agreement,” and the Existing L/G Facility Agreement as amended by the L/G Facility Amendment, the “Amended L/G Facility Agreement”), among the Company, the subsidiary borrowers party thereto, the subsidiary guarantors party thereto, Commerzbank Aktiengesellschaft, as coordinator, mandated lead arranger and bookrunner, the other financial institutions party thereto as mandated lead arrangers, lenders and issuing banks and Commerzbank Aktiengesellschaft, as agent (the “Agent”). The L/G Facility Amendment is documented in the form of a consent and amendment request that was executed by the Company and delivered to the Agent on July 4, 2025, and countersigned by the Agent on the Effective Date.

The L/G Facility Amendment amends the Existing L/G Facility Agreement by, among other things, increasing the maximum permitted Leverage Ratio under the Amended L/G Facility Agreement as of the last day of each of its fiscal quarters to be: (i) 4.25x for the fiscal quarters ending June 30, 2025, through and including June 30, 2026; (ii) 4.00x for the fiscal quarter ending September 30, 2026; (iii) 3.75x for the fiscal quarter ending December 31, 2026; and (iv) 3.50x for the fiscal quarter ending March 31, 2027, and each fiscal quarter thereafter.

Certain of the lenders, arrangers and agents under the Amended L/G Facility Agreement and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial lending, financial advisory and other services for the Company and its subsidiaries and have received, or may in the future receive, customary fees and commissions or other payments in connection therewith.

The foregoing description of the L/G Facility Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the L/G Facility Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8‑K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Consent and Amendment Request, dated July 4, 2025, among Hillenbrand, Inc., the subsidiary borrowers party thereto and the subsidiary guarantors party thereto and confirmed by Commerzbank Aktiengesellschaft, as agent, on July 17, 2025*

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)
*Certain schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5). The registrant hereby agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.

Date: July 22, 2025
	BY:	/s/ Megan Walke
Megan Walke
Vice President, Corporate Controller, Chief Accounting
Officer and Interim Chief Financial Officer

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